SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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[ ]  Definitive Proxy Statement
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[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            CTG RESOURCES, INC.
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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                               CTG RESOURCES, INC.
                                 P.O. BOX 1500
                             100 COLUMBUS BOULEVARD
                        HARTFORD, CONNECTICUT 06144-1500
                                 (860) 727-3000
                            ________________________

                         Supplement to Proxy Statement
                            Dated December 26, 1997
                            ________________________

                         Annual Meeting of Shareholders
                          To Be Held January 27, 1998
                            ________________________

     During the printing of the Proxy Statement distributed in connection with the Annual Meeting of Shareholders of CTG Resources, Inc., a Connecticut corporation ("CTG" or the "Company"), to be held on January 27, 1998, several sentences were inadvertently dropped from the last paragraph of page 17. The full text of that paragraph, which summarizes certain information relating to the vesting of restricted stock awards granted during fiscal 1997 to the persons named in the Summary Compensation Table, is as follows (the language inadvertently omitted from the Proxy Statement is in italics):

          During fiscal year 1997, each of the officers except the CEO named in the Summary Compensation Table was granted an award of restricted stock, one-third of which is scheduled to vest during each of 2000, 2001 and 2002, assuming the performance criteria set forth in the agreements evidencing the awards are satisfied. In the case of the CEO, one-half was scheduled to vest in fiscal 1998, the other half in fiscal 1999. The awards will be adjusted upward or downward at the end of each measurement period, depending on the financial performance of the Company. If the Company's total shareholder return for each measurement period is in the top quartile of the peer group, 150% of the original grant will vest and be distributed. If the ComPANY'S TOTAL SHAREHOLDER RETURN FOR EACH MEASUREMENT PERIOD IS IN THE SECOND QUARTILE, 75% OF THE ORIGINAL GRANT WILL VEST AND BE DISTRIBUTED. IF THE COMPANY'S TOTAL SHAREHOLDER RETURN FOR EACH MEASUREMENT PERIOD IS IN THE THIRD QUARTILE, 25% OF THE ORIGINAL GRANT WILL VEST AND BE DISTRIBUTED. FINALLY, IF THE COMPANY'S TOTAL SHAREHOLDER RETURN FOR EACH MEASUREMENT PERIOD IS IN THE FOURTH QUARTILE, THE ORIGINAL GRANT WILL BE FORFEITED.

     The Company regrets any inconvenience this may have caused.

                                                     FOR THE BOARD OF DIRECTORS,

                                                         /s/ Reginald L. Babcock
                                                         -----------------------
                                                         Reginald L. Babcock
                                                         Vice President, General
January 7, 1998                                          Counsel & Secretary
Hartford, Connecticut